EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated May 16, 2011 with respect to the audited consolidated financial statements of California Gold Corporation for the years ended January 31, 2012 and 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

December 20, 2012